As filed with the Securities and Exchange Commission on July 25, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BB&T Corporation	North Carolina	56-0939887
BB&T Capital Trust V	Delaware	51-6575356
BB&T Capital Trust VI	Delaware	26-6477011
BB&T Capital Trust VII	Delaware	26-6477036
BB&T Capital Trust VIII	Delaware	26-6477052
(Exact name of registrant	(State or other jurisdiction	(I.R.S. Employer
as specified in its charter)	of incorporation or organization)	Identification No.)

200 West Second Street		Frances B. Jones, Esq.
Winston-Salem, North Carolina 27101		Executive Vice President,
(336) 733-2000		General Counsel, Secretary and
(Address, including zip code, and telephone number,		Chief Corporate Governance Officer
including area code, of registrant’s principal executive		BB&T Corporation
offices)		200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Copy to:

David A. Zagore, Esq.
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, Ohio 44114-1304
(216) 479-8500

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest einvestment plans, check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective egistration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting
		(Do not check if a smaller reporting	company ☐
company)

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Each Class of	to be	Offering Price	Aggregate	Registration
Securities to be Registered(1)	Registered	Per Unit	Offering Price	Fee
Senior Debt Securities of BB&T Corporation	(2)	(2)	(2)	(2)
Subordinated Debt Securities of BB&T Corporation	(2)	(2)	(2)	(2)
Common Stock, par value $5.00 per share, of BB&T	(2)	(2)	(2)	(2)
Corporation
Preferred Stock of BB&T Corporation	(2)	(2)	(2)	(2)
Depositary Shares of BB&T Corporation	(2)	(2)	(2)	(2)
Debt Warrants of BB&T Corporation	(2)	(2)	(2)	(3)
Equity Warrants of BB&T Corporation	(2)	(2)	(2)	(4)
Stock Purchase Contracts of BB&T Corporation	(2)	(2)	(2)	(2)
Stock Purchase Units of BB&T Corporation	(2)	(2)	(2)	(2)
Capital Securities of BB&T Capital Trust V	(2)	(2)	(2)	(2)
Capital Securities of BB&T Capital Trust VI	(2)	(2)	(2)	(2)
Capital Securities of BB&T Capital Trust VII	(2)	(2)	(2)	(2)
Capital Securities of BB&T Capital Trust VIII	(2)	(2)	(2)	(2)
Junior Subordinated Debentures of BB&T Corporation	(2)	(2)	(2)	(2)
Guarantees by BB&T Corporation	(2)	(2)	(2)	(5)
Units of BB&T Corporation	(2)	(2)	(2)	(6)
Total:				$(2)
(footnotes follow on next page)

(1)	The securities of each class may be offered and sold by the Registrant and/or may be offered and sold, from time to time, by one or more selling securityholders to be identified in the future. The selling securityholders may purchase the securities directly from the Registrant, or from one or more underwriters, dealers or agents.

(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis, except for $235,400 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to $2,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-126592) initially filed with the Securities and Exchange Commission on July 14, 2005 and that were not sold thereunder. The Registrant’s Registration Statement on Form S-3 (File No. 333-126592) is hereby withdrawn except for purposes of market-making transactions undertaken by affiliates of the Registrant.

(3)	Debt Warrants will represent rights to purchase debt securities registered hereby. Because the Debt Warrants will provide a right only to purchase the debt securities offered hereunder, no additional registration fee is required for the Debt Warrants.

(4)	Equity Warrants will represent rights to purchase equity securities registered hereby. Because the Equity Warrants will provide a right only to purchase the equity securities offered hereunder, no additional registration fee is required for the Equity Warrants.

(5)	Pursuant to Rule 457(n), no additional registration fee is due for guarantees.

(6)	Any registered securities may be sold separately or as Units with other registered securities. Units may consist of two or more securities in any combination, which may or may not be separable from one another. Each Unit will be issued under a unit agreement. Because Units will consist of securities registered hereunder, no additional registration fee is required for the Units.

PROSPECTUS

BB&T Corporation

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT WARRANTS
EQUITY WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
JUNIOR SUBORDINATED DEBENTURES
GUARANTEES
UNITS

BB&T Capital Trust V
BB&T Capital Trust VI
BB&T Capital Trust VII
BB&T Capital Trust VIII

CAPITAL SECURITIES

     These securities may be offered and sold from time to time by us or by the capital trusts identified above, and also may be offered and sold by one or more selling securityholders to be identified in the future. We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in securities described in the applicable prospectus supplement. This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement and a pricing supplement, if any.

     These securities are unsecured and are not savings accounts, deposits or other obligations of any of our bank or nonbank subsidiaries. These securities are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     Our common stock is listed on the New York Stock Exchange under the symbol “BBT.” Our principal executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101 (telephone: (336) 733-2000).

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

.

The date of this prospectus is July 25, 2008.

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

  this prospectus, which provides general information, some of which may not apply to your securities;
  an accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and
  if necessary, a pricing supplement, which describes the specific terms of your securities.

     If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

  the pricing supplement, if any;
  the prospectus supplement; and
  the prospectus.

     Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, neither we nor the underwriters have taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about and comply with any restrictions as to the offering and sale of the securities and the distribution of this prospectus.

TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	1
WHERE YOU CAN FIND MORE INFORMATION	1
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	1
CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES	2
USE OF PROCEEDS	2
VALIDITY OF SECURITIES	2
EXPERTS	3

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell any combination of the securities identified in this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain information about the terms of the offering and the securities being offered and, if necessary, a pricing supplement that will contain the specific terms of your securities. The prospectus supplement and, if necessary, the pricing supplement, may also add, update or change information contained in this prospectus. Any information contained in this prospectus will be deemed to be modified or superseded by any inconsistent information contained in a prospectus supplement or a pricing supplement. You should read carefully this prospectus and any prospectus supplement and pricing supplement, together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “BB&T,” “we,” “us,” “our” or similar references mean BB&T Corporation.

WHERE YOU CAN FIND MORE INFORMATION

     The registration statement that we have filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register the securities offered by this prospectus includes exhibits, schedules and additional relevant information about us. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement.

     We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. Our SEC filings also are available through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     The SEC allows us to “incorporate by reference” into this prospectus information in other documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus. The following documents filed with the SEC are incorporated by reference:

(1)	our annual report on Form 10-K for the year ended December 31, 2007;

(2)	our quarterly report on Form 10-Q for the quarter ended March 31, 2008;

(3)	our current reports on Form 8-K filed on January 4, 2008 and January 24, 2008, current report on Form 8-K/A filed on January 24, 2008 and current reports on Form 8-K filed on March 11, 2008, April 22, 2008 and May 5, 2008; and

(4)	the description of our common stock, par value $5.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on September 4, 1991.

     All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). Information filed with the SEC after the date of this prospectus will

1

automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

     We will provide without charge to each person (including any beneficial owner) to whom a prospectus is delivered, on the written or oral request of any such person, a copy of any or all of these filings (other than the exhibits to such documents, unless that exhibit is specifically incorporated by reference in that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 300, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: (336) 733-3058.

     No separate financial statements of the trusts are included or incorporated by reference in this prospectus. BB&T and the trusts do not believe that such financial statements would be material to holders of capital securities because the trusts are special purpose entities, have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than issuing the capital securities and holding as trust assets any corresponding securities. In addition, we do not expect that the trusts will be filing reports with the SEC under the Securities Exchange Act of 1934.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The consolidated ratios of earnings to fixed charges for BB&T Corporation and its subsidiaries for the periods indicated below were as follows:

	For the Three
	Months Ended
	March 31,				For the Years Ended December 31,
	2008		2007		2007		2006		2005		2004		2003
Earnings to fixed
charges:
Including interest
on deposits:	1.70	x	1.67	x	1.63	x	1.76	x	2.22	x	2.88	x	2.24	x
Excluding interest
on deposits:	2.91	x	3.06	x	2.77	x	3.25	x	4.17	x	5.62	x	3.94	x

     For purposes of computing these ratios, earnings represent income from continuing operations before extraordinary items and cumulative effects of changes in accounting principles plus income taxes and fixed charges (excluding capitalized interest). Fixed charges, excluding interest on deposits, represent interest (other than on deposits, but including capitalized interest), one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs. Fixed charges, including interest on deposits, represent all interest, one-third of rents (the proportion representative of the interest factor) and all amortization of debt issuance costs.

     As of the date of this prospectus, we have no preferred stock outstanding.

USE OF PROCEEDS

     We intend to use the net proceeds from the sale of the securities offered by this prospectus as set forth in the applicable prospectus supplement.

VALIDITY OF SECURITIES

     The validity of the securities may be passed upon for us by Frances B. Jones, Esq., Executive Vice President, General Counsel, Secretary and Chief Corporate Governance Officer of BB&T, or by counsel named in the applicable prospectus supplement, and for any underwriters or agents by counsel selected by such underwriters or agents. Unless the applicable prospectus supplement or, if necessary, the applicable pricing supplement, indicates otherwise, certain matters of Delaware law relating to the validity of the

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capital securities, the enforceability of the trust agreements and the creation of the trusts will be passed upon for us and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts.

EXPERTS

     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of BB&T incorporated in this prospectus by reference to BB&T’s Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

3

BB&T Corporation

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
DEPOSITARY SHARES
DEBT WARRANTS
EQUITY WARRANTS
STOCK PURCHASE CONTRACTS
STOCK PURCHASE UNITS
JUNIOR SUBORDINATED DEBENTURES
GUARANTEES
UNITS

BB&T Capital Trust V

BB&T Capital Trust VI

BB&T Capital Trust VII

BB&T Capital Trust VIII

CAPITAL SECURITIES

PROSPECTUS

July 25, 2008

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.
The estimated expenses in connection with this Registration Statement are as follows:
SEC Registration fee		$(1)
FINRA Filing Fees		75,500
Accounting fees and expenses		5,000
Legal fees and expenses		50,000
Trustee and Depositary fees and expenses		12,500

TOTAL		$143,000	(1)(2)

(1)	The Registrant is registering an indeterminate amount of securities under this Registration Statement and in accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of any additional registration fee until the time the securities are sold under this Registration Statement pursuant to a prospectus supplement, except for $235,400 of fees that have already been paid and may be offset pursuant to Rule 457(p) with respect to $2,000,000,000 aggregate initial offering price of securities that were previously registered pursuant to the Registrant’s Registration Statement on Form S-3 (File No. 333-126592) and that were not sold thereunder.

(2)	Additional information regarding estimated expenses of issuance and distribution of each identified class of securities being registered will be provided at the time information as to such class is included in a prospectus supplement in accordance with Rule 430B.

Item 15. Indemnification of Directors and Officers.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

     BB&T’s bylaws provide for the indemnification to the fullest extent permitted by law of any director or officer of the registrant against liabilities and expenses arising out of his or her status or activities as such, excluding any liability or expenses such person may incur on account of his or her activities which were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T.

     BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of the BB&T to the fullest extent permitted by law.

     BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy. Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

     Under the respective trust agreements of BB&T Capital Trust V, BB&T Capital Trust VI, BB&T Capital Trust VII and BB&T Capital Trust VIII, BB&T will agree to indemnify the trustees of the respective issuer trust, and to hold the trustees harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on their part, arising out of or in connection with the acceptance or administration of the applicable trust agreement, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under such trust agreements.

Item 16.      Exhibits.

     The exhibits filed (unless otherwise noted) as a part of this Registration Statement are set forth in the accompanying Exhibit Index.

Item 17.      Undertakings.

Each of the undersigned registrants hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

     Paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     (5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of such registrant’s securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of such undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of such undersigned registrant or used or referred to by such undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of such undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by such undersigned registrant to the purchaser.

     (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described in Item 15 above, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 25, 2008.

BB&T CORPORATION

By:	/s/ CHRISTOPHER L. HENSON
Name:	Christopher L. Henson
Title:	Senior Executive Vice President
and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 2008.

	*				/s/ CHRISTOPHER L. HENSON
Name:		John A. Allison, IV	Name:		Christopher L. Henson
Title:		Chairman of the Board and	Title:		Senior Executive Vice President
		Chief Executive Officer			and Chief Financial Officer
		(principal executive officer)			(principal financial officer)

	*			*
Name:		Edward D. Vest	Name:		Jennifer S. Banner
Title:		Executive Vice President	Title:		Director
and Corporate Controller
(principal accounting officer)

	*			*
Name:		Anna R. Cablik	Name:		Nelle Ratrie Chilton
Title:		Director	Title:		Director

	*			*
Name:		Tom D. Efird	Name:		Ronald E. Deal
Title:		Director	Title:		Director

	*			*
Name:		L. Vincent Hackley	Name:		Barry J. Fitzpatrick
Title:		Director	Title:		Director

	*			*
Name:		John P. Howe III, M.D.	Name:		Jane P. Helm
Title:		Director	Title:		Director

	*				*
Name:			Albert O. McCauley	Name:		J. Holmes Morrison
Title:			Director	Title:		Director

	*				*
Name:			Nido R. Qubein	Name:		James H. Maynard
Title:			Director	Title:		Director

	*				*
Name:			Stephen T. Williams	Name:		Thomas N. Thompson
Title:			Director	Title:		Director

*By:		/s/	FRANCES B. JONES
Name:			Frances B. Jones
Title:			Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, BB&T Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 25, 2008.

BB&T CAPITAL TRUST V

BY:	BB&T CORPORATION, AS DEPOSITOR

By:	/s/ FRANCES B. JONES
Name:	Frances B. Jones
Title:	Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, BB&T Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 25, 2008.

BB&T CAPITAL TRUST VI

BY:	BB&T CORPORATION, AS DEPOSITOR

By:	/s/ FRANCES B. JONES
Name:	Frances B. Jones
Title:	Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, BB&T Capital Trust VII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 25, 2008.

BB&T CAPITAL TRUST VII

BY:	BB&T CORPORATION, AS DEPOSITOR

By:	/s/ FRANCES B. JONES
Name:	Frances B. Jones
Title:	Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, BB&T Capital Trust VIII certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on July 25, 2008.

BB&T CAPITAL TRUST VIII

BY:	BB&T CORPORATION, AS DEPOSITOR

By:	/s/ FRANCES B. JONES
Name:	Frances B. Jones
Title:	Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Distribution Agreement.*

1.2	Form of Underwriting Agreement.*

4.1	Amended and Restated Articles of Incorporation of BB&T, as amended, which is incorporated by reference to Exhibit 3(i) of BB&T’s Annual Report on Form 10-K,
filed March 7, 2005 (Article IV of Exhibit 3(i) relates to Junior Participating
Preferred Stock).

4.2	Bylaws of BB&T, as Amended Effective October 23, 2007, which is incorporated by reference to Exhibit 3(ii) of BB&T’s Current Report on Form 8-K, filed October 25,
2007.

4.3	Subordinated Indenture between BB&T and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of
May 24, 1996, which is incorporated by reference to Exhibit 4(d) of BB&T’s
Registration Statement on Form S-3 (File No. 333-02899).

4.4	Senior Indenture between BB&T and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company), as trustee, dated as of May 24,
1996, which is incorporated by reference to Exhibit 4(c) of BB&T’s Registration
Statement on Form S-3 (File No. 333-02899).

4.5	First Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of December 23, 2003, which is incorporated by reference to Exhibit
4 of BB&T’s Current Report on Form 8-K, filed December 23, 2003.

4.6	Second Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of September 24, 2004, which is incorporated by reference to
Exhibit 99.1 of BB&T’s Current Report on Form 8-K, filed September 27, 2004.

4.7	Specimen Certificate of Stock, which is incorporated by reference to Exhibit 4.10 to
BB&T’s Registration Statement on Form S-8 (File No. 333-116488), filed June 15,
2004.

4.8	Junior Subordinated Indenture (including Form of Junior Subordinated Debenture)
between BB&T and U.S. Bank National Association, as trustee, dated as of August
18, 2005, which is incorporated by reference to Exhibit 99.1 of BB&T’s Current
Report on Form 8-K filed August 24, 2005.

4.9	First Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of August 18, 2005, which is incorporated by reference to Exhibit
99.2 of BB&T’s Current Report on Form 8-K filed on August 24, 2005.

4.10	Second Supplemental Indenture between BB&T and U.S. Bank National Association, as trustee, dated as of June 7, 2006, which is incorporated by reference to Exhibit 4.1 of BB&T’s Current Report on Form 8-K filed on June 8, 2006.

Exhibit No.	Description
4.11	Third Supplemental Indenture, dated as of June 12, 2007, by and between BB&T
Corporation and U.S. Bank National Association, as trustee, under the Junior
Subordinated Indenture, dated as of August 18, 2005, by and between BB&T
Corporation and U.S. Bank National Association, as trustee, which is incorporated by reference to Exhibit 4.1 of BB&T’s Current Report on Form 8-K filed on June 12,
2007.

4.12	Form of Senior Debt Securities.*

4.13	Form of Subordinated Debt Securities.*

4.14	Form of Debt Securities Warrant Agreement.*

4.15	Form of Debt Securities Warrant Certificate (included as part of Exhibit 4.12).*

4.16	Form of Equity Securities Warrant Agreement.*

4.17	Form of Equity Securities Warrant Certificate (included as part of Exhibit 4.14).*

4.18	Form of Deposit Agreement.*

4.19	Form of Depositary Receipt.*

4.20	Restated Certificate of Trust of BB&T Capital Trust III (BB&T Capital Trust V), as
filed with the Delaware Secretary of State on July 22, 2008.

4.21	Amended and Restated Trust Agreement of BB&T Capital Trust V dated as of July
21, 2008, among BB&T, Wilmington Trust Company, as Delaware Trustee, and the
Administrative Trustees named therein.

4.22	Form of Amended and Restated Trust Agreement for BB&T Capital Trust V among
BB&T Corporation, as depositor, U.S. Bank National Association, as Property
Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative
Trustees named therein.

4.23	Form of Guarantee Agreement for BB&T Capital Trust V between BB&T
Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.24	Form of Global Capital Security Certificate for BB&T Capital Trust V (included as
Exhibit C to Exhibit 4.22).

4.25	Certificate of Trust of BB&T Capital Trust VI, as filed with the Delaware Secretary of State on July 22, 2008.

4.26	Trust Agreement of BB&T Capital Trust VI dated as of July 21, 2008, among BB&T,
Wilmington Trust Company, as Delaware Trustee, and the Administrative Trustees
named therein.

4.27	Form of Amended and Restated Trust Agreement for BB&T Capital Trust VI among
BB&T Corporation, as depositor, U.S. Bank National Association, as Property
Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative
Trustees named therein.

Exhibit No.	Description
4.28	Form of Guarantee Agreement for BB&T Capital Trust VI between BB&T
Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.29	Form of Global Capital Security Certificate for BB&T Capital Trust VI (included as
Exhibit C to Exhibit 4.27).

4.30	Certificate of Trust of BB&T Capital Trust VII, as filed with the Delaware Secretary of State on July 22, 2008.

4.31	Trust Agreement of BB&T Capital Trust VII dated as of July 21, 2008, among
BB&T, Wilmington Trust Company, as Delaware Trustee, and the Administrative
Trustees named therein.

4.32	Form of Amended and Restated Trust Agreement for BB&T Capital Trust VII among
BB&T Corporation, as depositor, U.S. Bank National Association, as Property
Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative
Trustees named therein.

4.33	Form of Guarantee Agreement for BB&T Capital Trust VII between BB&T
Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.34	Form of Global Capital Security Certificate for BB&T Capital Trust VII (included as
Exhibit C to Exhibit 4.32).

4.35	Certificate of Trust of BB&T Capital Trust VIII, as filed with the Delaware Secretary of State on July 22, 2008.

4.36	Trust Agreement of BB&T Capital Trust VIII dated as of July 21, 2008, among
BB&T, Wilmington Trust Company, as Delaware Trustee, and the Administrative
Trustees named therein.

4.37	Form of Amended and Restated Trust Agreement for BB&T Capital Trust VIII
among BB&T Corporation, as depositor, U.S. Bank National Association, as Property
Trustee, Wilmington Trust Company, as Delaware Trustee, and the Administrative
Trustees named therein.

4.38	Form of Guarantee Agreement for BB&T Capital Trust VIII between BB&T
Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.39	Form of Global Capital Security Certificate for BB&T Capital Trust VIII (included as
Exhibit C to Exhibit 4.37).

5.1	Opinion of Frances B. Jones, Esq., Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer of BB&T.

5.2	Opinion of Richards, Layton & Finger, P.A. with respect to BB&T Capital Trust V.

5.3	Opinion of Richards, Layton & Finger, P.A. with respect to BB&T Capital Trust VI.

5.4	Opinion of Richards, Layton & Finger, P.A. with respect to BB&T Capital Trust VII.

5.5	Opinion of Richards, Layton & Finger, P.A. with respect to BB&T Capital Trust
VIII.

Exhibit No.	Description
12.1	Computation of Ratio of Earnings to Fixed Charges, which is incorporated by reference to Exhibit 12 to BB&T’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Frances B. Jones, Esq., Executive Vice President, General Counsel,
Secretary and Chief Corporate Governance Officer of BB&T (included in
Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2, 5.3, 5.4 and
5.5).

24.1	Power of Attorney.

24.2	Certified Resolution of the Board of Directors of BB&T.

25.1	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Senior Indenture.

25.2	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Subordinated Indenture.

25.3	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Junior Subordinated Indenture.

25.4	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Guarantee Agreement with respect to the Capital Securities of BB&T
Capital Trust V.

25.5	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Amended and Restated Trust Agreement of BB&T Capital Trust V.

25.6	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Guarantee Agreement with respect to the Capital Securities of BB&T
Capital Trust VI (included in Exhibit 25.4).

25.7	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Amended and Restated Trust Agreement of BB&T Capital Trust VI
(included in Exhibit 25.5).

25.8	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Guarantee Agreement with respect to the Capital Securities of BB&T
Capital Trust VII (included in Exhibit 25.4).

25.9	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Amended and Restated Trust Agreement of BB&T Capital Trust VII
(included in Exhibit 25.5).

25.10	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Guarantee Agreement with respect to the Capital Securities of BB&T
Capital Trust VIII (included in Exhibit 25.4).

	Exhibit No.	Description
	25.11	Form T-1 Statement of Eligibility of U.S. Bank National Association, as trustee under the Amended and Restated Trust Agreement of BB&T Capital Trust VIII
(included in Exhibit 25.5).

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.